EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Visionics Corporation:

     We consent to incorporation by reference in the registration statements (Numbers 33-41510, 33-63984, 33-90900, 333-38562, 333-34725, 333-43791,
333-59067, 333-72031, 333-77379, 333-65174, 333-68662, 333-65902 and 333-72482)
on Forms S-3 and S-8 of Visionics Corporation, of our reports dated November 12, 2001 relating to the consolidated balance sheets of Visionics Corporation and subsidiaries, as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended September 30, 2001, which reports appear in the September 30, 2001, Annual Report on Form 10-K of Visionics Corporation which is incorporated by reference in the registration statements.

     As discussed in Note 1 to the consolidated financial statements, effective October 1, 2000, the Company changed its method of accounting for revenue recognition based on guidance provided in SEC Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements."




                                        KPMG LLP


Minneapolis, Minnesota
December 27, 2001

          INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE


The Board of Directors and Stockholders
Visionics Corporation:

     Under date of November 12, 2001 we reported on the consolidated balance sheets of Visionics Corporation and subsidiary, as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2001, as contained in the Annual Report on Form 10-K for the year 2001. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, effective October 1, 2001, the Company changed its method of accounting for revenue recognition based on guidance provided in SEC Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements."




                                        KPMG LLP

Minneapolis, Minnesota
November 12, 2001

                                                                     SCHEDULE II
                              VISIONICS CORPORATION
                        VALUATION AND QUALIFYING ACCOUNTS

                                                       Additions
                                              --------------------------
                              Balance at       Charged to    Charged to                    Balance at
                             Beginning of       Costs and      Other                         End of
       Description               Year           Expenses      Accounts     Deductions         Year
------------------------------------------------------------------------------------------------------
Allowance for Doubtful
   Accounts

          1999              $  296,583        $       --       $   --     $ 167,996 (b)    $  128,587

          2000                 128,587            30,188           --         7,975 (a)       150,800

          2001                 150,800           155,485           --        40,285 (a)       266,000

Inventory Reserve

          1999              $  429,793        $  245,904       $   --     $  313,536       $  362,161

          2000                 362,161           289,890           --        258,507          393,544

          2001                 393,544           374,149           --        494,639          273,054

Warranty Reserve

          1999              $  385,422        $1,158,233       $   --     $  798,551       $  745,104

          2000                 745,104           614,760           --      1,058,294          301,570

          2001                 301,750           543,558           --        709,976          135,332

Accrued Installation
   Costs

          1999              $  355,800        $1,768,942       $   --     $1,017,542       $1,107,200

          2000               1,107,200         1,438,800           --      2,065,500          480,500

          2001                 480,500            24,055           --        504,555               --

(a)  Write-off of bad debts.
(b) Includes $10,908 for write-off of bad debts and $157,088 of adjustments to reserves for specific accounts.